                                                                    EXHIBIT 99.1
                            KRAFT FOODS INC. REPORTS
                           2001 THIRD-QUARTER RESULTS

                   Pro Forma Diluted E.P.S. Up 25.0% to $0.30
                 Pro Forma Net Earnings Up 24.3% to $522 Million

Highlights:

- Pro forma worldwide volume up 3.0%, with Kraft Foods North America up 2.5% and Kraft Foods International up 4.4%.

-        Pro forma operating companies income up 9.8% to $1.5 billion.

-        Pro forma diluted earnings per share up 25.0% to $0.30.

-        Pro forma net earnings up 24.3% to $522 million.

- Pro forma cash earnings per share, which exclude amortization of goodwill, increased 15.8% to $0.44.

- Reported worldwide volume increased 34.6% and reported operating companies income increased 17.5%. However, due to the impact of the Nabisco acquisition on interest expense and goodwill amortization, reported net earnings were down 8.2% to $503 million and reported diluted earnings per share were down 23.7% to $0.29.

         Pro Forma results assume Kraft owned Nabisco for all of 2000, rather than from the actual acquisition date of December 11, 2000. In addition, pro forma results assume common shares outstanding of 1.735 billion based on the assumption that shares issued immediately following the recent Kraft initial public offering (IPO) were outstanding during all periods presented and that, effective January 1, 2000, the net proceeds of the IPO were used to retire indebtedness incurred to finance the Nabisco acquisition. These results also adjust for certain items as detailed on the last page of this release, including results from operations divested since the beginning of 2000.

         Reported results include the operating results of Nabisco in 2001, but not in 2000. Reported results also reflect average shares of common stock outstanding during 2001 and assume an average of 1.455 billion shares outstanding during 2000.

         Unless otherwise stated, all comparisons are for business results in the third quarter of 2001 versus the third quarter of 2000.


Audio Webcast:

A conference call with members of the investment community will be Webcast at 5:00 p.m. ET on October 16, 2001. Access is available at www.kraft.com.

                                  Contacts:   North American Media
                                              Michael Mudd
                                              847-646-2868
                                              mmudd@kraft.com

                                              International Media
                                              Paul Carothers
                                              914-335-1897
                                              pcarothers@kraftintlhq.com

                                              Investor Relations
                                              Gordon Fruetel
                                              914-335-3194
                                              ir@kraft.com


                            KRAFT FOODS INC. REPORTS
                           2001 THIRD-QUARTER RESULTS

                   Pro Forma Diluted E.P.S. Up 25.0% to $0.30
                 Pro Forma Net Earnings Up 24.3% to $522 Million

         NORTHFIELD, IL - October 16, 2001 -- Kraft Foods Inc. (NYSE: KFT), a global leader in branded foods and beverages, announced today strong results for the third quarter, with pro forma diluted earnings per share increasing 25.0% to $0.30 and net earnings increasing 24.3% to $522 million. Pro forma cash earnings per share, which exclude amortization of goodwill, increased 15.8% to $0.44.

         "Kraft's continued strong performance was driven by a balance of three factors - higher volume from new products and in developing markets, cost savings from productivity and synergies, and lower interest expense," said Roger
K. Deromedi, Co-Chief Executive Officer of Kraft Foods.

         "Our results in the quarter are on target and keep us in line with our full-year 2001 projections," said Betsy D. Holden, Co-Chief Executive Officer of Kraft Foods. "For this year we continue to expect pro forma diluted earnings per share in the range of $1.18 to $1.21 based on 1.735 billion shares outstanding. On a pro forma diluted cash basis, we expect earnings per share in the range of $1.74 to $1.77." The impact of currency, as well as other factors described in the Forward-Looking and Cautionary Statements section of this release, are risks to these projections.

         During the quarter, Kraft declared its first regular quarterly dividend of $0.13 per common share.


Nabisco Integration

         "Around the world, the integration of Nabisco is proceeding smoothly and meeting expectations," Deromedi said. "We're starting to see the power of joint promotions and cross-branding initiatives," Holden added, "and we're on track to capture $100 million in net cost synergy savings this year."


Reported Results

         On a reported basis, worldwide volume increased 34.6%; operating revenues increased 29.6% to $8.1 billion; and operating companies income increased 17.5% to $1.5 billion, reflecting the acquisition of Nabisco. Net earnings decreased 8.2% to $503 million and diluted earnings per share decreased 23.7% to $0.29 as a result of higher interest expense and goodwill amortization from the Nabisco acquisition. Included in reported results for the third quarter are $37 million of costs to consolidate production lines in the U.S. These costs are part of the previously communicated $200-$300 million in estimated charges for Kraft site closures, reconfigurations and other consolidation programs associated with integrating Kraft and Nabisco.


Pro Forma Results

         Pro forma worldwide volume increased 3.0%; operating revenues decreased 0.7%, as the favorable impact of volume growth was more than offset by the adverse effect of currency, lower coffee prices and product mix. Operating companies income increased 9.8%; net earnings increased 24.3% due to growth in operating companies income and reduced interest expense; diluted earnings per share increased 25.0%; and diluted cash earnings per share increased 15.8%. Excluding unfavorable currency impacts, operating revenues would have increased 1.3% and operating companies income would have been up 10.8%.

To allow for a more meaningful comparison of business results for the third quarter of 2001 versus the third quarter of 2000, the following discussion is on a pro forma basis.

                            KRAFT FOODS NORTH AMERICA

         Volume for Kraft Foods North America (KFNA) increased 2.5%, due primarily to strong results in the Beverages, Desserts and Cereals segment and the Oscar Mayer and Pizza segment, as well as contributions from successful new products. Operating revenues increased 0.5% as the favorable impact of stronger volume was partially offset by the adverse impact of currency in Canada, lower coffee pricing due to declines in coffee commodity costs and product mix. Operating companies income improved a strong 10.2%, driven by volume growth and productivity and Nabisco cost synergy savings, partially offset by higher dairy commodity costs.

         Following are results by segment for KFNA:

         Cheese, Meals and Enhancers volume was 0.9% below prior year due to the company's decision to exit lower-margin, non-branded businesses in both cheese and U.S. Foodservice. Excluding these initiatives, volume increased 0.5%. Operating companies income increased 3.6% for this segment with gains in Meals, Enhancers, Canada and Foodservice, partially offset by the adverse impact of higher dairy commodity costs in the Cheese business. Meals recorded strong volume gains in Kraft macaroni and cheese dinners. Shipments in Canada also increased, driven by continued momentum from new products, including Kraft Delissio frozen pizza.

         Biscuits, Snacks and Confectionery volume was down 0.3%. Operating companies income increased a strong 26.4%, due primarily to productivity and synergy savings. Biscuits recorded volume gains, led by continued momentum in crackers and pet snacks and the successful introduction of Chocolate Creme Oreos. In salty snacks, volume declined as a result of lower shipments of Planters nuts to non-grocery channels. Shipments were also lower in the Confectionery business versus a strong year-ago period.

         Beverages, Desserts and Cereals volume increased 9.6%, driven by continued momentum in ready-to-drink beverages. Operating companies income improved by 11.0% driven by the increase in volume. Double-digit volume gains in ready-to-drink beverages resulted from the continued success of new products, including Capri Sun Big Pouch and Crystal Light in bottles. Shipments of Kool-Aid and Country Time powdered soft drinks also increased, due to strong merchandising programs. In Desserts, volume was down in Jell-O dry packaged desserts, partially offset by gains in ready-to-eat desserts, aided by the launch of Jell-O Oreo pudding. Post cereal volume declined due primarily to increased competition in the ready-to-eat cereal category.

         Oscar Mayer and Pizza volume increased 3.2% with gains across all major categories. Operating companies income increased 7.5%, resulting from volume gains, partially offset by higher meat and cheese costs. The processed meats business recorded volume gains in luncheon meats, hot dogs, Lunchables and Boca meat alternatives. Shipments of frozen pizza also increased, aided by the successful introduction of DiGiorno stuffed crust pizza and Tombstone Mexican-style pizza.

                            KRAFT FOODS INTERNATIONAL

         Volume for Kraft Foods International (KFI) increased 4.4%, benefiting from gains across most key sectors and driven by a 12.1% growth in the developing markets of Central and Eastern Europe, Latin America and Asia Pacific. Operating companies income increased 8.2%, driven by volume growth, continued productivity savings and Nabisco cost synergies. Excluding an unfavorable currency impact of $11 million, operating companies income would have increased 12.5%. Operating revenues decreased 4.1%. Excluding the negative currency impact, revenues increased 2.7% with the impact of higher volume moderated by lower coffee pricing due to declining commodity costs.

         Following are results by segment for KFI:

         Europe, Middle East and Africa (EMEA) volume was in-line with prior year, as double-digit gains in the developing markets of Central and Eastern Europe and growth in Austria, Greece, Norway, Spain, Sweden and the United Kingdom were offset by lower volumes in Germany and Italy. Operating companies income increased 0.5% including an unfavorable currency impact of $7.0 million. Excluding negative currency, operating companies income would have increased 4.0%.

         Snacks volume increased, driven by favorable confectionery and salty snacks performance. Confectionery volume was above last year, reflecting growth of Milka in Bulgaria, Hungary, Italy, Spain and the Ukraine; Cote d'Or in Belgium and Italy; Marabou in Sweden and Korona in the Ukraine. Successful new product introductions included the Milka 100-year anniversary praline box in Germany; Terry's chocolate orange mini segments in a tub in the United Kingdom and Milka line extensions across Europe. Germany volume was lower, due to increased price competition and trade inventory reductions. Double-digit volume growth in salty snacks was driven by successful Estrella promotions in Lithuania and the strong performance of Lux and Estrella brands in the Ukraine.

         Volume growth in beverages was driven by favorable performance in both coffee and refreshment beverages. Coffee volume increases were led by Hag in Austria and Italy; Jacobs in Poland, Lithuania and the Ukraine; Kenco Rappor and Maxwell House in the United Kingdom as well as recent coffee acquisitions in Bulgaria, Romania and Morocco. In Germany, coffee volume declined reflecting continued trade inventory reductions. Refreshment beverages volume grew, driven by higher Tang shipments to the Middle East and Africa.

         Cheese volume was lower, as favorable Philadelphia cream cheese performance in Belgium, Italy, Spain, the United Kingdom and Away from Home markets was more than offset by lower volume in Germany, reflecting increased price competition.

         In Convenient Meals, volume was down as lower canned meats volume in Italy was partly offset by the continued momentum of new Dairylea Lunchables products in the United Kingdom.

         During the quarter, KFI announced its agreement to purchase the Central and Eastern European confectionery business of Stollwerck AG. This acquisition is subject to regulatory approvals in the respective countries.

         Latin America and Asia Pacific (LAAP) volume increased 10.7%, driven by gains in Australia, Brazil, China, Peru and the Philippines, partially offset by a decline in Argentina due to economic weakness. Operating companies income increased 34.5%, driven by higher volume, productivity and Nabisco synergies.

         In snacks, volume was higher, driven by successful marketing programs for Club Social crackers and line extensions of Trakinas cookies in Brazil, higher sales of Chips Ahoy!, Trakinas and Marbu cookies in China and gains in Club Social crackers and Oreo cookies in Peru.

         Double-digit volume growth in beverages was driven by the strong performance of Tang, Fresh and Clight powdered soft drinks and Maguary juice concentrate in Brazil, as well as successful marketing programs and improved distribution of Tang in the Philippines.

         Cheese volume also grew strongly, driven by higher Philadelphia cream cheese shipments in Australia and successful marketing programs for Kraft Cheez Whiz and Eden process cheese in the Philippines.

                                      * * *

         Kraft Foods Inc. is the largest branded food and beverage company headquartered in the United States and the second largest worldwide. Kraft Foods markets many of the world's leading food brands, including Kraft cheese, Jacobs and Maxwell House coffees, Nabisco cookies and crackers, Philadelphia cream cheese, Oscar Mayer meats, Post cereals and Milka chocolates, in more than 140 countries.

         You may learn more by listening to a live audio webcast of the Kraft conference call with members of the investment community at 5:00 p.m. ET on October 16, 2001. Access is available at www.kraft.com.


Forward-Looking and Cautionary Statements

         This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

         The Company is subject to unfavorable currency movements, intense competition, changes in consumer preferences and demand for its products, changing prices for raw materials, fluctuations in levels of customer inventories and the effects of foreign economies and local economic and market conditions. Its results are dependent upon its continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios; to compete effectively with lower-priced products in a consolidating environment at the retail and manufacturing levels; to improve productivity; to successfully integrate Nabisco's operations with its own; and other risks detailed from time to time in the Company's publicly-filed documents, including the Prospectus related to its initial public offering of shares. The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statement.


                                     # # #

                                KRAFT FOODS INC.
                                and Subsidiaries
                        Condensed Statements of Earnings
                      For the Quarters Ended September 30,
                     ($ in millions, except per share data)


                                                           REPORTED                                PRO FORMA ( * )
                                             -----------------------------------       ---------------------------------
                                              2001          2000        % Change        2001        2000       % Change
                                             ------       -------       --------       ------      ------      --------
Operating revenues                           $8,056       $ 6,215         29.6 %       $8,056      $8,110        (0.7)%

Cost of sales                                 4,224         3,257         29.7 %
                                             ------       -------
Gross profit                                  3,832         2,958         29.5 %

Marketing, administration
   and research costs                         2,335         1,854         25.9 %

Loss on sale of a North American food
  factory and integration costs                  37            --

Gain on sale of a French confectionery
   business                                      --          (139)
                                             ------       -------
Operating companies income                    1,460         1,243         17.5 %      $1,497       $1,363         9.8 %

Amortization of goodwill                        239           136
General corporate expenses                       45            50
Interest and other debt expense, net            256           122
                                             ------       -------
Earnings before income taxes                    920           935         (1.6)%

Provision for income taxes                      417           387          7.8 %
                                             ------       -------
Net earnings                                 $  503       $   548         (8.2)%      $  522       $  420        24.3 %
                                             ======       =======                     ======       ======
Basic earnings per share (**)                $ 0.29       $  0.38        (23.7)%      $ 0.30       $ 0.24        25.0 %
                                             ======       =======                     ======       ======
Diluted earnings per share (**)              $ 0.29       $  0.38        (23.7)%      $ 0.30       $ 0.24        25.0 %
                                             ======       =======                     ======       ======

Weighted average number of
shares outstanding - Basic                    1,735         1,455         19.2 %       1,735        1,735         --  %
                   - Diluted                  1,735         1,455         19.2 %       1,735        1,735         --  %


(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000 and the initial public offering had been completed for all the periods presented.

(**) Basic and Diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

                                KRAFT FOODS INC.
                                and Subsidiaries
                               Operating Revenues
                      For the Quarters Ended September 30,
                                 ($ in millions)



      OPERATING REVENUES                               REPORTED                                 PRO FORMA ( * )
----------------------------------        -----------------------------------        ------------------------------------
                                           2001          2000        % Change          2001          2000        % Change
                                          ------        ------       --------         ------        ------       --------
Cheese, Meals and Enhancers               $2,438        $2,237          9.0 %         $2,438        $2,447         (0.4)%

Biscuits, Snacks and Confectionery         1,479            82        100.0+%          1,479         1,479           -- %

Beverages, Desserts and Cereals            1,225         1,188          3.1 %          1,225         1,226         (0.1)%

Oscar Mayer and Pizza                        913           872          4.7 %            913           872          4.7 %
                                          ------        ------                        ------        ------
Total Kraft Foods North America            6,055         4,379         38.3 %          6,055         6,024          0.5 %
                                          ------        ------                        ------        ------



Europe, Middle East and Africa             1,427         1,552         (8.1)%          1,427         1,529         (6.7)%

Latin America and Asia Pacific               574           284        100.0+%            574           557          3.1 %
                                          ------        ------                        ------        ------
Total Kraft Foods International            2,001         1,836          9.0 %          2,001         2,086         (4.1)%
                                          ------        ------                        ------        ------

Total operating revenues-
      Kraft Foods Inc.                    $8,056        $6,215         29.6 %         $8,056        $8,110         (0.7)%
                                          ======        ======                        ======        ======


(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000.

                                KRAFT FOODS INC.
                                and Subsidiaries
                           Operating Companies Income
                      For the Quarters Ended September 30,
                                 ($ in millions)



OPERATING COMPANIES INCOME                                       REPORTED                               PRO FORMA ( * )
                                                --------------------------------------         ------------------------------------
                                                  2001            2000       % Change           2001           2000       % Change
                                                -------          ------      --------          ------         ------      --------
Cheese, Meals and Enhancers                     $   525          $  456         15.1 %         $  525         $  507          3.6%
    Loss on sale of a North American
       food factory and integration costs           (31)             --                            --             --
                                                -------          ------                        ------         ------
    Cheese, Meals and Enhancers, net                494             456          8.3 %            525            507          3.6%

Biscuits, Snacks and Confectionery                  278              24        100.0+%            278            220         26.4%

Beverages, Desserts and Cereals                     273             240         13.8 %            273            246         11.0%
    Loss on sale of a North American
       food factory and integration costs            (6)             --                            --             --
                                                -------          ------                        ------         ------
    Beverages, Desserts and Cereals, net            267             240         11.3 %            273            246         11.0%

Oscar Mayer and Pizza                               144             134          7.5 %            144            134          7.5%
                                                -------          ------                        ------         ------
Total Kraft Foods North America                   1,220             854         42.9 %          1,220          1,107         10.2%
    Loss on sale of a North American
       food factory and integration costs           (37)             --                            --             --
                                                -------          ------                        ------         ------
    Total Kraft Foods North America, net          1,183             854         38.5 %          1,220          1,107         10.2%
                                                =======          ======                        ======         ======



Europe, Middle East and Africa                      199             211         (5.7)%            199            198          0.5%
    Gain on sale of a French confectionery
       business                                      --             139                            --             --
                                                -------          ------                        ------         ------
    Europe, Middle East and Africa, net             199             350        (43.1)%            199            198          0.5%

Latin America and Asia Pacific                       78              39        100.0 %             78             58         34.5%
                                                -------          ------                        ------         ------
Total Kraft Foods International                     277             250         10.8 %            277            256          8.2%
    Gain on sale of a French confectionery
       business                                      --             139                            --             --
                                                -------          ------                        ------         ------
    Total Kraft Foods International, net            277             389        (28.8)%            277            256          8.2%
                                                -------          ------                        ------         ------

Total operating companies income-
   Kraft Foods Inc.                             $ 1,497          $1,104         35.6 %         $1,497         $1,363          9.8%

   Loss on sale of a North American
      food factory and integration costs            (37)             --                            --             --
   Gain on sale of a French confectionery
      business                                       --             139                            --             --
                                                -------          ------                        ------         ------
Total operating companies income-
   Kraft Foods Inc., net                        $ 1,460          $1,243         17.5 %         $1,497         $1,363          9.8%
                                                =======          ======                        ======         ======


(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000.

                                KRAFT FOODS INC.
                                and Subsidiaries
                        Condensed Statements of Earnings
                     For the Nine Months Ended September 30,
                     ($ in millions, except per share data)


                                                            REPORTED                                    PRO FORMA  (*)
                                             --------------------------------------       ---------------------------------------
                                                2001           2000         % Change        2001           2000           % Change
                                              -------        --------       --------       -------        -------         --------
Operating revenues                            $25,115        $ 19,649         27.8 %       $25,111        $25,171          (0.2)%

Cost of sales                                  12,883          10,195         26.4 %
                                              -------        --------
Gross profit                                   12,232           9,454         29.4 %

Marketing, administration
   and research costs                           7,673           5,952         28.9 %

Loss on sale of a North American
   food factory and integration costs              66              --
Gain on sale of a French confectionery
   business                                        --            (139)
                                              -------        --------
Operating companies income                      4,493           3,641         23.4 %       $ 4,558        $ 4,218           8.1 %

Amortization of goodwill                          719             403
General corporate expenses                        141             151
Interest and other debt expense, net            1,189             381
                                              -------        --------
Earnings before income taxes                    2,444           2,706         (9.7)%

Provision for income taxes                      1,110           1,120         (0.9)%
                                              -------        --------
Net earnings                                  $ 1,334        $  1,586        (15.9)%       $ 1,536        $ 1,329          15.6 %
                                              =======        ========                      =======        =======
Basic earnings per share (**)                 $  0.85        $   1.09        (22.0)%       $  0.89        $  0.77          15.6 %
                                              =======        ========                      =======        =======

Diluted earnings per share (**)               $   0.85       $   1.09        (22.0)%       $  0.89        $  0.77          15.6 %
                                              =======        ========                      =======        =======

Weighted average number of
shares outstanding - Basic                      1,568           1,455          7.8 %         1,735          1,735            -- %
                   - Diluted                    1,568           1,455          7.8 %         1,735          1,735            -- %



(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000 and the initial public offering had been completed for all the periods presented.

(**) Basic and Diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

                                KRAFT FOODS INC.
                                and Subsidiaries
                               Operating Revenues
                     For the Nine Months Ended September 30,
                                 ($ in millions)


                                                              REPORTED                                 PRO FORMA ( * )
                                                ------------------------------------       -----------------------------------
                                                  2001          2000        % Change        2001          2000        % Change
                                                -------       --------      --------       -------       -------      --------
Cheese, Meals and Enhancers                     $ 7,680       $  7,010         9.6 %       $ 7,680       $ 7,649        0.4 %
   Incremental Year 2000 business                    --            (34)                         --            --
                                                -------       --------                     -------       -------
   Cheese, Meals and Enhancers, net               7,680          6,976        10.1 %         7,680         7,649        0.4 %
                                                -------       --------                     -------       -------
Biscuits, Snacks and Confectionery                4,310            225       100.0+%         4,310         4,201        2.6 %
   Incremental Year 2000 business                    --             (3)                         --            --
                                                -------       --------                     -------       -------
   Biscuits, Snacks and Confectionery, net        4,310            222       100.0+%         4,310         4,201        2.6 %
                                                -------       --------                     -------       -------

Beverages, Desserts and Cereals                   4,106          4,037         1.7 %         4,106         4,142       (0.9)%
   Incremental Year 2000 business                    --            (22)                         --            --
                                                -------       --------                     -------       -------
   Beverages, Desserts and Cereals, net           4,106          4,015         2.3 %         4,106         4,142       (0.9)%
                                                -------       --------                     -------       -------

Oscar Mayer and Pizza                             2,759          2,621         5.3 %         2,759         2,621        5.3 %
   Incremental Year 2000 business                    --            (12)                         --            --
                                                -------       --------                     -------       -------
   Oscar Mayer and Pizza, net                     2,759          2,609         5.7 %         2,759         2,621        5.3 %
                                                -------       --------                     -------       -------

Total Kraft Foods North America                  18,855         13,893        35.7 %        18,855        18,613        1.3 %
   Incremental Year 2000 business                    --            (71)                         --            --
                                                -------       --------                     -------       -------
   Total Kraft Foods North America, net          18,855         13,822        36.4 %        18,855        18,613        1.3 %
                                                -------       --------                     -------       -------



Europe, Middle East and Africa                    4,477          4,926        (9.1)%         4,477         4,828       (7.3)%
   Incremental Year 2000 business                    --            (14)                         --            --
                                                -------       --------                     -------       -------
   Europe, Middle East and Africa, net            4,477          4,912        (8.9)%         4,477         4,828       (7.3)%
                                                -------       --------                     -------       -------

Latin America and Asia Pacific                    1,783            927        92.3 %         1,779         1,730        2.8 %
   Incremental Year 2000 business                    --            (12)                         --            --
                                                -------       --------                     -------       -------
   Latin America and Asia Pacific, net            1,783            915        94.9 %         1,779         1,730        2.8 %
                                                -------       --------                     -------       -------

Total Kraft Foods International                   6,260          5,853         7.0 %         6,256         6,558       (4.6)%
   Incremental Year 2000 business                    --            (26)                         --            --
                                                -------       --------                     -------       -------
   Total Kraft Foods International, net           6,260          5,827         7.4 %         6,256         6,558       (4.6)%
                                                -------       --------                     -------       -------


Total operating revenues-
      Kraft Foods Inc.                          $25,115       $ 19,746        27.2 %       $25,111       $25,171       (0.2)%
   Incremental Year 2000 business                    --            (97)                         --            --
                                                -------       --------                     -------       -------
Total operating revenues-
      Kraft Foods Inc., net                     $25,115       $ 19,649        27.8 %       $25,111       $25,171       (0.2)%
                                                =======       ========                     =======       =======



(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000.

                                KRAFT FOODS INC.
                                and Subsidiaries
                           Operating Companies Income
                     For the Nine Months Ended September 30,
                                 ($ in millions)

                                                    REPORTED                    PRO FORMA(*)
                                           ----------------------------   --------------------------
                                            2001      2000     % Change    2001     2000    % Change
                                           ------    ------    --------   ------   ------   --------
Cheese, Meals and Enhancers                $1,647    $1,452      13.4 %   $1,647   $1,600      2.9%
 Incremental Year 2000 business                --       (15)                  --       --
 Loss on sale of a North American
  food factory and integration costs          (60)       --                   --       --
                                           ------    ------               ------   ------
 Cheese, Meals and Enhancers, net           1,587     1,437      10.4 %    1,647    1,600      2.9%
                                           ------    ------               ------   ------
Biscuits, Snacks and Confectionery            689        65     100.0+%      689      549     25.5%
 Incremental Year 2000 business                --        (1)                  --       --
                                           ------    ------               ------   ------
 Biscuits, Snacks and Confectionery, net      689        64     100.0+%      689      549     25.5%
                                           ------    ------               ------   ------

Beverages, Desserts and Cereals               953       877       8.7 %      953      889      7.2%
 Incremental Year 2000 business                --        (7)                  --       --
 Loss on sale of a North American
  food factory and integration costs           (6)       --                   --       --
                                           ------    ------               ------   ------
 Beverages, Desserts and Cereals, net         947       870       8.9 %      953      889      7.2%
                                           ------    ------               ------   ------
Oscar Mayer and Pizza                         456       429       6.3 %      456      429      6.3%
 Incremental Year 2000 business                --        (4)                  --       --
                                           ------    ------               ------   ------
 Oscar Mayer and Pizza, net                   456       425       7.3 %      456      429      6.3%
                                           ------    ------               ------   ------

Total Kraft Foods North America             3,745     2,823      32.7 %    3,745    3,467      8.0%
 Incremental Year 2000 business                --       (27)                  --       --
 Loss on sale of a North American
  food factory and integration costs          (66)       --                   --       --
                                           ------    ------               ------   ------
  Total Kraft Foods North America, net      3,679     2,796      31.6 %    3,745    3,467      8.0%
                                           ------    ------               ------   ------

Europe, Middle East and Africa                563       584      (3.6)%      563      553      1.8%
 Incremental Year 2000 business                --        (8)                  --       --
 Gain on sale of a French confectionery
 business                                      --       139                   --       --
                                           ------    ------               ------   ------
 Europe, Middle East and Africa, net          563       715     (21.3)%      563      553      1.8%
                                           ------    ------               ------   ------
Latin America and Asia Pacific                251       135      85.9 %      250      198     26.3%
   Incremental Year 2000 business              --        (5)                  --       --
                                           ------    ------               ------   ------
   Latin America and Asia Pacific, net        251       130      93.1 %      250      198     26.3%
                                           ------    ------               ------   ------
Total Kraft Foods International               814       719      13.2 %      813      751      8.3%
 Incremental Year 2000 business                --       (13)                  --       --
 Gain on sale of a French
  confectionery business                       --       139                   --       --
                                           ------    ------               ------   ------
 Total Kraft Foods International, net         814       845      (3.7)%      813      751      8.3%
                                           ------    ------               ------   ------

Total operating companies income-
  Kraft Foods Inc.                         $4,559    $3,542      28.7 %   $4,558   $4,218      8.1%
 Incremental Year 2000 business                --       (40)                  --       --
 Loss on sale of a North American food
  factory and integration costs               (66)       --                   --       --
 Gain on sale of a French confectionery
  business                                     --       139                   --       --
                                           ------    ------               ------   ------
Total operating companies income-
      Kraft Foods Inc., net                $4,493    $3,641      23.4 %   $4,558   $4,218      8.1%
                                           ======    ======               ======   ======

(*) Results are presented on a Pro forma basis as if Nabisco had been acquired on Jan. 1, 2000.

                                KRAFT FOODS INC.
                                and Subsidiaries
                           Diluted Earnings per Share
                 Reconciliation of Reported to Pro forma results
                      For the Quarters Ended September 30,
                ($ and shares in millions, except per share data)

                                               2001     2000     % Change
                                              ------   ------    --------
Reported Net Earnings                         $  503   $  548      (8.2)%
After-tax effect of incremental year 2000
 income, loss on sale of a food factory and
 integration costs and divestiture gain*          19      (82)

Nabisco results**                                 --     (137)

Lower after-tax interest expense
 assuming 1/1/00 IPO data                         --       91
                                              ------   ------
Pro forma net earnings                        $  522   $  420      24.3 %
                                              ======   ======

Average shares outstanding                     1,735    1,455

Adjustment to reflect shares
 outstanding after IPO                            --      280
                                              ------   ------
Pro forma shares outstanding                   1,735    1,735
                                              ======   ======

Pro forma diluted earnings per share          $ 0.30   $ 0.24      25.0 %
                                              ======   ======


                     For the Nine Months Ended September 30,
                ($ and shares in millions, except per share data)

                                               2001     2000     % Change
                                              ------   ------    --------
Reported Net Earnings                         $1,334   $1,586     (15.9)%

After-tax effect of incremental year 2000
 income, loss on sale of a food factory and
 integration costs and divestiture gain*          37      (58)

Nabisco results**                                 --     (472)

Lower after-tax interest expense
 assuming 1/1/00 IPO data                        165      273
                                              ------   ------
Pro forma net earnings                        $1,536   $1,329      15.6 %
                                              ======   ======

Average shares outstanding                     1,568    1,455

Adjustment to reflect shares
outstanding after IPO                            167      280
                                              ------   ------
Pro forma shares outstanding                   1,735    1,735
                                              ======   ======
Pro forma diluted earnings per share          $ 0.89   $ 0.77      15.6 %
                                              ======   ======

(*)  See notes on last page.
(**) Nabisco results include goodwill amortization and interest expense as if Nabisco had been acquired on January 1, 2000.

                                KRAFT FOODS INC.
                                and Subsidiaries
                            Condensed Balance Sheets
                         ($ in millions, except ratios)


                                              September 30,   December 31,
                                                  2001            2000
                                              ------------    ------------
Assets

Current assets                                  $  7,348        $  7,152

Property, plant and equipment, net                 9,090           9,405

Goodwill and other intangible assets, net         31,472          31,584

Other assets                                       3,913           3,930
                                                --------        --------

      Total assets                              $ 51,823        $ 52,071
                                                ========        ========


Liabilities and Stockholders' Equity

Total current liabilities                       $  8,419        $  7,590

Long-term debt                                     4,654           2,695

Notes payable to parent and affiliates             9,000          21,407

Other long-term liabilities                        6,443           6,331
                                                --------        --------

    Total liabilities                             28,516          38,023

    Total stockholders' equity                    23,307          14,048
                                                --------        --------

    Total liabilities and
      stockholders' equity                      $ 51,823        $ 52,071
                                                --------        --------

Total debt                                      $ 16,731        $ 25,826

Debt/equity ratio                                   0.72            1.84

                                KRAFT FOODS INC.
                                and Subsidiaries
      Notes to Condensed Statements of Earnings and Selected Financial Data
                                 ($ in millions)


      The following pre-tax items had an impact on underlying results in 2001 and 2000:


                                                         Third         Third         Nine         Nine
                                                        Quarter       Quarter       Months       Months
                                                         2001          2000          2001         2000
                                                        ------        ------        ------       ------

- Loss on sale of a North American food factory
  and integration costs                                 $   37        $   --        $   66       $   --
- Gain on sale of a French confectionery business           --          (139)           --         (139)
- Related to incremental Year 2000 business:*
    Kraft Foods North America                               --            --            --          (27)
    Kraft Foods International                               --            --            --          (13)

                                                        ------        ------        ------       ------
                                                        $   37        $ (139)       $   66       $ (179)
                                                        ======        ======        ======       ======

* Relates to sales of products that would normally have occurred in January 2000, but were made in 1999 in order for the Company's customers to avoid potential problems related to the Century Date Change. These sales were previously excluded from the underlying 1999 fourth quarter results.

In addition, operating results of businesses sold since the beginning of 2000 are excluded from underlying operating revenues and operating companies income (but not from underlying net earnings or earnings per share). Several international food and domestic food operations were divested since the beginning of 2000. No assumptions were made as to the application of proceeds from the sales of any operations.


Operating revenues and operating companies income for all periods presented were restated to reflect the transfer of management responsibility for Mexico and Puerto Rico from the international food business to the North American food business.